UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 1, 2026

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3200		80203
Denver, Colorado		(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02    Termination of a Material Definitive Agreement.
On June 1, 2026, SM Energy Company (“Company”) paid $419,235,000 to redeem all of the aggregate principal amount outstanding of its 6.75% Senior Notes due 2026 (the “2026 Senior Notes”), plus accrued and unpaid interest, pursuant to the terms of the Indenture, dated as of May 21, 2015 (the “Base Indenture”), by and between the Company and U.S. Bank National Association, (including its successor in interest, U.S. Bank Trust Company, National Association, the “Trustee”), as amended and supplemented by the Third Supplemental Indenture, dated as of September 12, 2016, by and between the Company and the Trustee (the “Third Supplemental Indenture”), and as further amended and supplemented by the Sixth Supplemental Indenture, dated as of January 30, 2026, by and among the Company, the guarantors party thereto and the Trustee (the “Sixth Supplemental Indenture” and, collectively with the Base Indenture and the Third Supplemental Indenture, the “Indenture Documents”), all of which governed the 2026 Senior Notes. In connection with the redemption of the 2026 Senior Notes, on June 1, 2026, the Company satisfied all of its remaining obligations under the Indenture Documents as they relate to the 2026 Senior Notes. The redeemed 2026 Senior Notes and related guarantees were cancelled upon settlement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	June 1, 2026	By:	/s/ ALAN D. BENNETT
Alan D. Bennett
Vice President - Controller
(Principal Accounting Officer)